PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL
RESULTS

High-End System Sales Expand by 41% in Q4
- - - - -

MINNEAPOLIS, February 17, 2009 – Stratasys, Inc. (Nasdaq: SSYS) today announced fourth quarter and full year financial results.

     Revenue rose to $31.9 million for the fourth quarter ended December 31, 2008 over the $30.2 million reported for the same period in 2007. Revenue from proprietary products and services for the fourth quarter increased by 11% over the same period last year. System shipments totaled 570 units for the fourth quarter of 2008, versus 536 for the same period last year.

     Operating profit, including discrete items, declined to $4.0 million for the fourth quarter, compared to operating profit of $4.9 million for the same period in 2007.

     Net income, including discrete items, declined to $2.0 million for the fourth quarter, or $0.10 per share, compared to net income of $4.3 million, or $0.20 per share, for the same period last year.

     Non-GAAP net income, which excludes discrete items and stock-based compensation expense, declined by 15% to $3.2 million for the fourth quarter, or $0.16 per share, compared to Non-GAAP net income of $3.8 million, or $0.17 per share, for the same period last year.

     Discrete items in the fourth quarter of 2008 included an asset impairment charge and restructuring expense that totaled $1.4 million. The impairment charge was for an adjustment to fair value of an auction rate security. The restructuring expense is associated with the recent restructuring of the company’s North American sales and marketing organization. The total impairment charge and restructuring expense, net of tax, was approximately $869,000, or $0.04 per share.

     Income tax expense for the fourth quarter of 2007 includes approximately $710,000, or $0.03 per share, in previously unrecognized state tax credits for prior years’ research and development expenditures.

     Stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R was approximately $341,000 net of tax, or $0.02 per share for the fourth quarter of 2008, and approximately $202,000 net of tax, or $0.01 per share, for the same period last year.

     A table provided with this release provides itemized detail of these charges and expenses.

     Revenues rose to a record $124.5 million for the twelve months ended December 31, 2008 over the $112.2 million reported for 2007. Revenue from proprietary products and services increased by 15% in the twelve-month period over last year. Total system shipments increased to a record 2,184 for the twelve-month period of 2008 compared with 2,169 for 2007.

     Operating profit, including discrete items, increased 11% to a record $20.6 million for the twelve-month period, compared to operating profit of $18.5 million for 2007.

     Net income, including discrete items, declined by 5% to $13.6 million for the twelve-month period, or $0.65 per share, compared to net income of $14.3 million, or $0.66 per share, for the same period last year.

     Non-GAAP net income, which excludes discrete items and stock-based compensation expense, increased by 12% to $16.0 million for the twelve-month period, or $0.76 per share, compared to Non-GAAP net income of $14.3 million, or $0.66 per share, for the same period last year.

     Discrete items in fiscal 2008 included an asset impairment charge and restructuring expense that totaled $2.0 million. The total impairment charge and restructuring expense, net of tax, was approximately $1.3 million, or $0.06 per share.

     Stock-based compensation expense required under SFAS 123R was approximately $1.1 million net of tax, or $0.05 per share for the twelve-month period of 2008, and approximately $748,000 net of tax, or $0.03 per share, for 2007.

     “Despite a challenging economic environment during the fourth quarter, we generated 11% growth in our proprietary products and services over last year,” said Scott Crump, chairman and chief executive officer of Stratasys. “Sales of our proprietary high-end systems, which we recently repositioned as 3D Production Systems under the brand name Fortus grew by 41% in the fourth quarter, continuing a positive trend that has followed the introduction of several new products and our successful expansion into direct digital manufacturing, or DDM, applications.

     “Starting in January, we began selling our Fortus 3D production systems through a select group of our existing Dimension resellers in North America. In addition to selling our Dimension 3D printer line, these resellers have committed additional resources for the Fortus line. This structure mirrors our successful international model and leverages the company’s success with what we believe is the strongest sales channel in the industry. We believe the new structure will make the most of our expanding Fortus line and new DDM initiatives.

     “Our 3D printer sales continued to be negatively impacted by the weak global economy, as our users deferred capital investments and cut back on discretionary expenditures. In addition, 3D printer revenue was likely negatively impacted by the anticipated rollout of our new personal 3D printer, the uPrint, which we introduced in January of this year. We began limited distribution of uPrint in December of last year to better position for the product’s immediate availability in January. We believe the market’s anticipation of uPrint may have cost us orders for our other Dimension 3D printers during the fourth quarter.

     “The RedEye paid parts business grew by 36% during the fourth quarter driven by increased demand for DDM applications. The RedEye team was excited to announce in December a major collaboration with Autodesk, a two-billion dollar world leader in digital design technologies, which allows AutoCAD software users to order digitally manufactured parts quickly and easily through a new on-demand 3D printing feature. We are pleased that companies like Autodesk are increasingly recognizing the value of incorporating additive fabrication technologies into the design process.

     “Consumable revenue was flat during the fourth quarter, a function of the inconsistent buying patterns of our resellers, combined with a likely negative impact from the slowing economy. We are projecting a more positive growth trajectory for consumable revenue during 2009, given our expectation of a significant expansion in our installed base of systems. We should note that maintenance revenue, another recurring revenue component of our business, increased by 20% during the quarter.

     “Fiscal 2008 represented another record revenue and operating profit year for Stratasys despite the challenging economic environment. We introduced 5 new products throughout the year, and reached a major milestone upon installing our 10,000th system since our company’s inception. We grew our proprietary products and services by 15% and completed development projects that will provide for future growth.

     “We have positive momentum within our Fortus 3D production systems and RedEye paid parts businesses, driven by new products and emerging DDM applications. We are excited about our 3D printer initiatives, most notably the Dimension uPrint, the world’s first personal 3D printer that we successfully introduced in January of this year. uPrint represents a major step within our longer-term strategy of moving down the price elasticity curve and accelerating the adoption of 3D printers among designers and engineers. We believe uPrint will generate significant growth in our unit volume during 2009, which bodes well for future consumable revenue.

     “We remain committed to our long-term goal of providing products and services that help our customers reduce costs and accelerate their new products to market. Although we are feeling the impact of an unprecedented slowdown in manufacturing worldwide, our financial position is strong, we are solidly profitable, and we maintain a flexible business model built around significant recurring revenue components that generate strong contribution margins,” Crump concluded.

     Due to the difficulty of forecasting in the current economic environment, Stratasys is currently not providing financial guidance for the fiscal year ending December 31, 2009.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release.

     The Company will hold a conference call to discuss its fourth quarter and full year financial results on Tuesday, February 17, 2009 at 8:30 a.m. (ET). The investor conference call will be available via live webcast on the Stratasys web site at www.stratasys.com under the “Investors” tab. To participate by telephone, the domestic dial-in number is 888-679-8040, and the international dial-in is 617-213-4851. The access code is 35256869. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=PF3XTQE4A.

     Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

     The webcast will be available for 90 days on the “Investors” page of the Stratasys website.

(Financial tables follow)

Stratasys, Inc., Minneapolis, manufactures additive fabrication machines for prototyping and manufacturing plastic parts. The company also operates a service for part prototyping and production. According to Wohlers Report 2008, Stratasys supplied 44 percent of all additive fabrication systems installed worldwide in 2007, making it the unit market leader for the sixth consecutive year. Stratasys patented and owns the process known as FDM.® The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 180 granted or pending additive fabrication patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries.

On the Web: www.Stratasys.com; Dimensionprinting.com; or RedEyeOnDemand.com.

Forward Looking Statements
All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates”, “vision”, “planning” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our DimensionTM  3D printers and our FortusTM 3D production systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce, produce and market new materials, such as ABS-Plus and ABS-M30, and the market acceptance of these and other materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements include the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures and guidance have been included that exclude certain expenses. The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company’s operations and comparative performance, primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R, impairment charges and restructuring expenses. In addition, the company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)
Net Sales
Product	$25,050,071	$24,700,449	$98,969,152	$89,280,009
Services	$6,892,902	5,510,306	$25,525,859	22,962,572
	$31,942,973	30,210,755	$124,495,011	112,242,581

Cost of goods sold
Product	$13,160,364	11,395,345	$47,672,443	40,540,564
Services	$2,856,974	2,902,707	$10,410,249	11,993,906
	$16,017,338	14,298,052	$58,082,692	52,534,470

Gross profit	$15,925,635	15,912,703	$66,412,319	59,708,111

Costs and expenses
Research and development	$2,131,381	1,894,080	$8,973,203	7,465,334
Selling, general and administrative	$9,837,854	9,102,640	$36,842,665	33,769,880
	$11,969,235	10,996,720	$45,815,868	41,235,214

Operating income	$3,956,400	4,915,983	$20,596,451	18,472,897

Other income (expense)
Interest income, net	$390,527	585,969	$2,037,257	2,316,001
Foreign currency transaction losses	$(535,142)	(157,491)	$(834,762)	(503,309)
Other	$(778,868)	41,137	$(1,065,459)	76,468
	$(923,483)	469,615	$137,036	1,889,160

Income before income taxes	$3,032,917	5,385,598	$20,733,487	20,362,057

Income taxes	$1,021,623	1,089,527	$7,118,000	6,037,999

Net income	$2,011,294	$4,296,071	$13,615,487	$14,324,058

Earnings per common share
Basic	$0.10	$0.20	$0.66	$0.69
Diluted	$0.10	$0.20	$0.65	$0.66

Weighted average number of common
shares outstanding
Basic	20,221,071	21,003,272	20,676,436	20,771,656
Diluted	20,250,483	21,877,225	21,079,265	21,565,618

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$27,945,799	$16,211,771
Short-term investments	4,835,055	27,257,592
Accounts receivable, less allowance for returns and
doubtful accounts of $1,017,521 in 2008 and $1,205,621 in 2007	26,539,733	26,307,053
Inventories	19,889,351	12,771,235
Net investment in sales-type leases, less allowance for returns and
doubtful accounts of $324,642 in 2008 and $154,849 in 2007	3,870,472	3,256,953
Prepaid expenses and other current assets	2,608,080	2,507,316
Deferred income taxes	559,000	711,000
Total current assets	$86,247,490	$89,022,920

Property and equipment, net	$29,749,921	$26,577,362

Other assets
Intangible assets, net	$8,347,200	$8,063,319
Net investment in sales-type leases	4,545,977	4,101,682
Deferred income taxes	989,000	719,000
Long-term investments - Available for sale securities	1,109,250	-
Long-term investments	13,825,981	17,965,489
Other	2,308,214	2,307,250
Total other assets	$31,125,622	$33,156,740

	$147,123,033	$148,757,022

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$11,795,238	$13,959,022
Unearned revenues	12,765,396	10,964,471
Total current liabilities	$24,560,634	$24,923,493

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares, issued 25,909,603 shares in 2008 and
25,610,654 shares in 2007	$259,096	$256,108
Capital in excess of par value	91,611,078	87,023,541
Retained earnings	69,899,669	56,284,182
Accumulated other comprehensive Income (loss)	(203,019)	172,073
Less cost of treasury stock, 5,687,631 shares in 2008 and
4,600,056 shares in 2007	(39,004,425)	(19,902,375)
Total stockholders' equity	$122,562,399	$123,833,529

	$147,123,033	$148,757,022

STRATASYS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS OF OPERATIONS

	Non-GAAP Reconciliation for the Three Months Ended December 31, 2008					Non-GAAP Reconciliation for the Three Months Ended December 31, 2007
	Consolidated	Stock-Based	Auction Rate	Sales and Marketing	Consolidated	Consolidated	Stock-Based	R&D Tax	Consolidated
	As Reported	Compensation	Security	Reorganization	Non-GAAP	As Reported	Compensation	Credits	Non-GAAP
	(unaudited)	(1)	(2)	(3)	(unaudited)	(unaudited)	(1)	(5)	(unaudited)
Selling, general and administrative expenses	$9,837,854	$(360,682)	$-	$(545,417)	$8,931,755	$9,102,640	$(231,783)	$-	$8,870,857
Total operating expenses	11,969,235	(360,682)	-	(545,417)	11,063,136	10,996,720	(231,783)	-	10,764,937
Operating income	3,956,400	360,682	-	545,417	4,862,499	4,915,983	231,783	-	5,147,766

Other income (expense) - other	(778,868)		830,750		51,882	41,137	-	-	41,137
Total other income (expense)	(923,483)	-	830,750	-	(92,733)	469,615	-	-	469,615

Income before income taxes	3,032,917	360,682	830,750	545,417	4,769,766	5,385,598	231,783	-	5,617,381
Income taxes	1,021,623	20,000	319,000	188,169	1,548,792	1,089,527	30,188	710,000	1,829,715

Net income	$2,011,294	$340,682	$511,750	$357,248	$3,220,974	$4,296,071	$201,595	$(710,000)	$3,787,666

Earnings per common share
Basic	$0.10	$0.02	$0.03	$0.02	$0.16	$0.20	$0.01	$(0.03)	$0.18
Diluted	$0.10	$0.02	$0.03	$0.02	$0.16	$0.20	$0.01	$(0.03)	$0.17

Weighted average number of common
shares outstanding
Basic	20,221,071				20,221,071	21,003,272			21,003,272
Diluted	20,250,483				20,250,483	21,877,225			21,877,225

	Non-GAAP Reconciliation for the Twelve Months Ended December 31, 2008						Non-GAAP Reconciliation for the Twelve Months Ended December 31, 2007
	Consolidated	Stock-Based	Auction Rate	Sales and Marketing	Workforce	Consolidated	Consolidated	Stock-Based	R&D Tax	Consolidated
	As Reported	Compensation	Security	Reorganization	Reductions	Non-GAAP	As Reported	Compensation	Credits	Non-GAAP
	(unaudited)	(1)	(2)	(3)	(4)	(unaudited)		(1)	(5)
Selling, general and administrative	$36,842,665	$(1,317,185)	$-	$(545,417)	$(181,416)	$34,798,647	$33,769,880	$(954,783)	$-	$32,815,097
Total operating expenses	45,815,868	(1,317,185)	-	(545,417)	(181,416)	43,771,851	41,235,214	(954,783)	-	40,280,431
Operating income	20,596,451	1,317,185	-	545,417	181,416	22,640,468	18,472,897	954,783	-	19,427,680

Other income (expense) - other	(1,065,459)	-	1,270,750	-	-	205,291	-	-	-	-
Total other income (expense)	137,036	-	1,270,750	-	-	1,407,786	-	-	-	-

Income before income taxes	20,733,487	1,317,185	1,270,750	545,417	181,416	24,048,254	20,362,057	954,783	-	21,316,840
Income taxes	7,118,000	209,218	488,000	188,169	62,589	8,065,976	6,037,999	207,000	753,000	6,997,999

Net income	$13,615,487	$1,107,967	$782,750	$357,248	$118,827	$15,982,278	$14,324,058	$747,783	$(753,000)	$14,318,841

Earnings per common share
Basic	$0.66	$0.05	$0.04	$0.02	$0.01	$0.77	$0.69	$0.04	$(0.04)	$0.69
Diluted	$0.65	$0.05	$0.04	$0.02	$0.01	$0.76	$0.66	$0.03	$(0.03)	$0.66

Weighted average number of common
shares outstanding
Basic	20,676,436					20,676,436	20,771,656			20,771,656
Diluted	21,079,265					21,079,265	21,565,618			21,565,618

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(1)	-	Represents non-cash stock-based compensation expense recognized in accordance with FAS 123R.
(2)	-	Represents a reduction in the assessed fair value of an auction rate security investment that the Company considers to be other than temporary.
(3)	-	Represents reorganization costs associated with the Company's North American sales and marketing operations.
(4)	-	Represents severance and other related employee costs associated with the Company's workforce reduction in the third quarter of 2008.
(5)	-	Represents tax benefits recognized in 2007 for Research and Development tax credits from prior years.

The Company considers these non-GAAP measures to be indicative of the its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes however they should not be viewed as a substitute for the Company’s GAAP results.